Exhibit 4.1

Description of Securities

The following is a summary description of certain important terms of our securities. The description of our securities is not complete and is qualified in its entirety by reference to the provisions of our charter, bylaws and, with respect to our Series A Warrants (as defined in “Series A Warrants” below), the terms of the agreement governing such warrants and the global warrant certificate and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). Our charter, bylaws and agreements governing the terms of our securities are filed with, or are incorporated by reference into, our Annual Report on Form 10-K.

Unless the context otherwise requires, references to “the Company” “us,” “we” and “our” are solely to CIM Commercial Trust Corporation and not to any of its subsidiaries or affiliates.

General

Our charter provides that we may issue up to 900,000,000 shares of our common stock, par value $0.001 per share (our “Common Stock”), and up to 100,000,000 shares of our preferred stock, par value $0.001 per share, of which 36,000,000 shares are classified as our Series A Preferred Stock (our “Series A Preferred Stock”), 32,000,000 shares are classified as our Series D Preferred Stock (our “Series D Preferred Stock”), and 9,000,000 shares are classified as our Series L Preferred Stock (our “Series L Preferred Stock”). Our charter authorizes our board of directors (our “Board of Directors”), with the approval of a majority of our entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.

As of March 12, 2020, there were 14,602,149 shares of Common Stock, 4,788,993 shares of Series A Preferred Stock, 5,600 shares of Series D Preferred Stock, 5,387,160 shares of Series L Preferred Stock and 4,603,287 Series A Warrants (as defined in “Series A Warrants” below) issued and outstanding.

Under applicable Maryland law, our stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

For a description of relevant provisions of our charter and bylaws that may have an effect of delaying, deferring or preventing a change in control of the Company, please see “Certain Provisions of the MGCL and Our Charter and Bylaws” below.

Common Stock

Ranking. Except with respect to the Series L Preferred Stock to the extent of the Initial Dividend (as defined in “Series L Preferred Stock” below), holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our Company. Our charter provides that our common stockholders generally have no appraisal rights unless our Board of Directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our Common Stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below), holders of our Common Stock will have equal dividend, liquidation and other rights.

Dividends. Subject to the preferential rights of our preferred stock and any other class or series of our capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below), holders of shares of our Common Stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our Board of Directors out of funds legally available therefor and declared by us and to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our Company.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below) and except as may otherwise be specified in the terms of any class or series of our capital stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of Common Stock entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL or by our charter.

Listing. Our Common Stock is traded on the Nasdaq Global Market (“Nasdaq”), under the ticker symbol “CMCT,” and on the Tel Aviv Stock Exchange (the “TASE”), under the ticker symbol “CMCT-L.”

Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.

Series A Preferred Stock

Ranking. The Series A Preferred Stock ranks, with respect to dividend rights:

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senior to the Series L Preferred Stock, Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Preferred Stock ranks senior to such class or series as to dividend rights;

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on parity with the Series D Preferred Stock and each other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Stock as to dividend rights;

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junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series A Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

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senior to the Series L Preferred Stock (except as described below), Common Stock and any other class or series of our capital stock, the terms of which expressly provide that the Series A Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

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on parity with the Series D Preferred Stock, Series L Preferred Stock (to the extent of the Series L Stated Value (as defined in “Series L Preferred Stock” below)) and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

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junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series A Preferred Stock has a stated value of $25.00, subject to appropriate adjustment in limited circumstances described in “-Adjustment of the Series A Stated Value in Connection with a Redemption” below (the “Series A Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock, if any such class or series of stock is authorized in the future, the holders of Series A Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Preferred Stock at an annual rate of five and fifty hundredths of a percent (5.50%) of the Series A Stated Value (the “Series A Dividend”).

The Series A Dividend accrues and is cumulative from the end of the most recent period for which the Series A Dividend has been paid, or if no Series A Dividend has been paid, from the date of issuance of a given share of Series A Preferred Stock. The Series A Dividend accrues and is paid on the basis of a 360-day year consisting of twelve 30-day months.

The Series A Dividend accrues whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board of Directors or declared by us. Accrued Series A Dividends do not bear interest.

The Series A Dividend is expected to be authorized and declared on a quarterly basis, payable monthly on the 15th day of the month or, if such date is not a business day, on the first business day thereafter, to holders of record on the 5th day of such month. We expect to authorize, declare and pay the Series A Dividend on a timely basis in accordance with the foregoing unless our results of operations or general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Subject to the foregoing power that may be delegated to an authorized officer of the Company, the timing and amount of the Series A Dividend will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.

Holders of our shares of Series A Preferred Stock are not entitled to any dividend in excess of full cumulative Series A Dividends on such shares. Unless full cumulative Series A Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

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declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series A Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series D Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series D Preferred Stock, Series L Preferred Stock or any class or any other class or series of our stock ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below).

Redemption at the Option of a Holder. Beginning on the date of original issuance of any given shares of Series A Preferred Stock, the holder has the right to require the Company to redeem such shares at a redemption price equal to a percentage of the Series A Stated Value set forth below plus any accrued and unpaid Series A Dividends:

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90%, for all such redemptions effective prior to the second anniversary of the date of original issuance of such shares; provided, however, that the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), from time to time in its discretion, may authorize a reduction of such percentage to 87%;

•	92%, for all such redemptions effective on or after the second anniversary, but prior to the third anniversary, of the date of original issuance of such shares;

•	95%, for all such redemptions effective on or after the third anniversary, but prior to the fourth anniversary, of the date of original issuance of such shares;

•	97%, for all such redemptions effective on or after the fourth anniversary, but prior to the fifth anniversary, of the date of original issuance of such shares; and

•	100%, for all such redemptions effective on or after the fifth anniversary of the date of original issuance of such shares.

Notwithstanding the foregoing, with respect to any redemptions effective on or after the second anniversary but prior to the fifth anniversary of the date of original issuance, the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), from time to time in its discretion, may authorize the Company to increase the redemption price from its existing level to an amount between 90 and 100% (inclusive) of the Series A Stated Value, plus any accrued and unpaid Series A Dividends through and including the date fixed for such redemption.

Each holder of Series A Preferred Stock may exercise such redemption right by delivering a written notice thereof to the Company and the redemption price will be paid by the Company on a date selected by the Company that is no later than 45 days after such notice is received by the Company.

Optional Redemption Following Death of a Holder. Beginning on the date of original issuance and ending on but not including the second anniversary of the date of original issuance of any shares of Series A Preferred Stock, we will redeem such shares held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to 100% of the Series A Stated Value, plus any accrued and unpaid Series A Dividends through and including the date fixed for such redemption.

Optional Redemption by the Company. We have the right to redeem any or all shares of our Series A Preferred Stock from and after the fifth anniversary of the date of original issuance of such shares at a redemption price equal to 100% of the Series A Stated Value, plus any accrued and unpaid Series A Dividends. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such manner as our Board of Directors may determine.

We may exercise our redemption right by delivering a written notice thereof to the holders of shares of Series A Preferred Stock to be redeemed. Each such notice will state the date on which the redemption by us shall occur, which date will be no fewer than 10 nor more than 20 days following the notice date.

If full cumulative Series A Dividends on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series A Preferred Stock may be redeemed at the option of the Company, unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and, except as provided by the restrictions on ownership and transfer set forth in our charter (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below), neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series A Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price in cash or, on or after the first anniversary of the issuance of shares of Series A Preferred Stock to be redeemed, at our option and in our sole discretion, in equal value through the issuance of shares of Common Stock, based on the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the articles supplementary to our charter defining the terms of the Series A Preferred Stock.

If the Company elects to pay the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, but not later than three business days after the effective date of such redemption, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series A Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Adjustment of the Series A Stated Value in Connection with a Redemption. If certain events affecting the Common Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, mergers or similar events, occur during the 20 trading days prior to a redemption of Series A Preferred Stock, we will adjust the Series A Stated Value so that such redemption shall entitle the holder to receive the aggregate number of shares of Common Stock or cash which, if the redemption had occurred immediately prior to such event, such holder would have owned upon such redemption and been entitled to received pursuant to the event affecting our Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series A Preferred Stock. Rather, any fractional number of shares of Common Stock to be issued upon any redemption of the Series A Preferred Stock will be rounded down to the nearest whole number of shares of Common Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock ranking junior to shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Series A Stated Value per share, plus an amount equal to any accrued and unpaid Series A Dividends (whether or not declared) to and including the date of payment.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series A Preferred Stock with respect to liquidation, dissolution or winding-up (“Series A Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series A Preferred Stock and any such Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such Series A Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series A Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series A Preferred Stock.

Exchange Listing. We have not made, and do not plan on making, an application to list shares of Series A Preferred Stock on Nasdaq, any other national securities exchange or nationally recognized trading system or the TASE.

Transfer Agent and Registrar. The transfer agent and registrar for the Series A Preferred Stock is American Stock Transfer and Trust Company.

Series D Preferred Stock

Ranking. The Series D Preferred Stock ranks, with respect to dividend rights:

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senior to the Series L Preferred Stock, Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series D Preferred Stock ranks senior to such class or series as to dividend rights;

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on parity with the Series A Preferred Stock and each other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series D Preferred Stock as to dividend rights;

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junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series D Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series D Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

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senior to the Series L Preferred Stock (except as described below), Common Stock and any other class or series of our capital stock, the terms of which expressly provide that the Series D Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

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on parity with the Series A Preferred Stock, Series L Preferred Stock (to the extent of the Series L Stated Value (as defined in “Series L Preferred Stock” below)) and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series D Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

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junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series D Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series D Preferred Stock has a stated value of $25.00, subject to appropriate adjustment in limited circumstances described in “-Adjustment of the Series D Stated Value in Connection with a Redemption” below (the “Series D Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock, if any such class or series of stock is authorized in the future, the holders of Series D Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series D Preferred Stock at an annual rate of five and sixty-five hundredths of a percent (5.65%) of the Series D Stated Value (the “Series D Dividend”).

The Series D Dividend accrues and is cumulative from the end of the most recent period for which the Series D Dividend has been paid, or if no Series D Dividend has been paid, from the date of issuance of a given share of Series D Preferred Stock. The Series D Dividend accrues and is paid on the basis of a 360-day year consisting of twelve 30-day months. The Series D Dividend accrues whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board of Directors or declared by us. Accrued Series D Dividends do not bear interest.

The Series D Dividend is expected to be authorized and declared on a quarterly basis, payable monthly on the 15th day of the month or, if such date is not a business day, on the first business day thereafter, to holders of record on the 5th day of such month. We expect to authorize, declare and pay the Series D Dividend on a timely basis in accordance with the foregoing unless our results of operations or general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Subject to the foregoing power that may be delegated to an authorized officer of the Company, the timing and amount of the Series D Dividend will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.

Holders of our shares of Series D Preferred Stock are not entitled to any dividend in excess of full cumulative Series D Dividends on such shares. Unless full cumulative Series D Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

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declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series D Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series A Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series D Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series A Preferred Stock, Series L Preferred Stock or any

class or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below).

Redemption at the Option of a Holder. Beginning on the date of original issuance of any given shares of Series D Preferred Stock, the holder has the right to require the Company to redeem such shares at a redemption price equal to a percentage of the Series D Stated Value set forth below plus any accrued and unpaid Series D Dividends:

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90%, for all such redemptions effective prior to the second anniversary of the date of original issuance of such shares; provided, however, that the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), from time to time in its discretion, may authorize a reduction of such percentage to 87%;

•	92%, for all such redemptions effective on or after the second anniversary, but prior to the third anniversary, of the date of original issuance of such shares;

•	95%, for all such redemptions effective on or after the third anniversary, but prior to the fourth anniversary, of the date of original issuance of such shares;

•	97%, for all such redemptions effective on or after the fourth anniversary, but prior to the fifth anniversary, of the date of original issuance of such shares; and

•	100%, for all such redemptions effective on or after the fifth anniversary of the date of original issuance of such shares.

Notwithstanding the foregoing, with respect to any redemptions effective on or after the second anniversary but prior to the fifth anniversary of the date of original issuance, the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), from time to time in its discretion, may authorize the Company to increase the redemption price from its existing level to an amount between 90 and 100% (inclusive) of the Series D Stated Value, plus any accrued and unpaid Series D Dividends through and including the date fixed for such redemption.

Each holder of Series D Preferred Stock may exercise such redemption right by delivering a written notice thereof to the Company and the redemption price will be paid by the Company on a date selected by the Company that is no later than 45 days after such notice is received by the Company.

Optional Redemption Following Death of a Holder. Beginning on the date of original issuance and ending on but not including the fifth anniversary of the date of original issuance of any shares of Series D Preferred Stock, we will redeem such shares held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to 100% of the Series D Stated Value, plus any accrued and unpaid Series D Dividends through and including the date fixed for such redemption.

Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series D Preferred Stock from and after the fifth anniversary of the date of original issuance of such shares. We may redeem such shares at a redemption price equal to 100% of the Series D Stated Value, plus any accrued and unpaid Series D Dividends. If fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such manner as the Board of Directors may determine.

We may exercise our redemption right by delivering a written notice thereof to the holders of shares of Series D Preferred Stock to be redeemed. Each such notice will state the date on which the redemption by us shall occur, which date will be no fewer than 10 nor more than 20 days following the notice date.

If full cumulative Series D Dividends on all outstanding shares of Series D Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series D Preferred Stock may be redeemed at the option of the Company, unless all outstanding shares of the Series D Preferred Stock are simultaneously redeemed, and, except as provided by the restrictions on ownership and transfer set forth in our charter (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below), neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series D Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series D Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series D Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price, at our option and in our sole discretion, in cash or in equal value through the issuance of shares of Common Stock, based on the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the articles supplementary to our charter defining the terms of the Series D Preferred Stock.

If the Company elects to pay the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, but not later than three business days after the effective date of such redemption, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series D Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Adjustment of the Series D Stated Value in Connection with a Redemption. If certain events affecting the Common Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, mergers or similar events, occur during the 20 trading days prior to a redemption of Series D Preferred Stock, we will adjust the Series D Stated Value so that such redemption shall entitle the holder to receive the aggregate number of shares of Common Stock or cash which, if the redemption had occurred immediately prior to such event, such holder would have owned upon such redemption and been entitled to received pursuant to the event affecting our Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series D Preferred Stock. Rather, any fractional number of shares of Common Stock to be issued upon any redemption of the Series D Preferred Stock will be rounded down to the nearest whole number of shares of Common Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock ranking junior to shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to 100% of the Series D Stated Value per share, plus an amount equal to any accrued and unpaid Series D Dividends (whether or not declared) to and including the date of payment.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series D Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series D Preferred Stock with respect to liquidation, dissolution or winding-up (“Series D Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series D Preferred Stock and any such Series D Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock and any such Series D Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series D Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series D Preferred Stock.

Exchange Listing. We have not made, and do not plan on making, an application to list shares of Series D Preferred Stock on Nasdaq, any other national securities exchange or nationally recognized trading system or the TASE.

Transfer Agent and Registrar. The transfer agent and registrar for the Series D Preferred Stock is American Stock Transfer and Trust Company.

Series L Preferred Stock

Ranking. The Series L Preferred Stock ranks, with respect to dividend rights:

•
senior to our Common Stock, except with respect to and only to the extent of the Initial Dividend (as defined in “-Dividends” below), and any other class or series of our capital stock, the terms of which expressly provide that our Series L Preferred Stock ranks senior to such class or series as to dividend rights;

•
on parity with any class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series L Preferred Stock as to dividend rights;

•
junior to our Series A Preferred Stock, Series D Preferred Stock, Common Stock (with respect to and only to the extent of the Initial Dividend) and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series L Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series L Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

•
senior to our Common Stock, both (i) to the extent of the Series L Stated Value (as defined in “-Stated Value” below) and (ii) following payment to holders of our Common Stock of an amount equal to any unpaid Initial Dividend, to the extent of any accrued and unpaid Series L Dividends (as defined in “-Dividends” below) and any other class or series of our capital stock, the terms of which expressly provide that the Series L Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

•
on parity with the Series A Preferred Stock and Series D Preferred Stock to the extent of the Series L Stated Value and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series L Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

•
junior to our Series A Preferred Stock, Series D Preferred Stock and Common Stock (with respect to and only to the extent of the Initial Dividend), in each case with respect to any accrued and unpaid Series L Dividends, and any class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series L Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series L Preferred Stock has a stated value of $28.37, subject to appropriate adjustment in limited circumstances described in “-Adjustment of the Series L Stated Value in Connection with a Redemption” below (the “Series L Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series L Preferred Stock (including the Series A Preferred Stock, Series D Preferred Stock and, to the extent of the Initial Dividend, our Common Stock), the holders of our Series L Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series L Preferred Stock at an annual rate of five and fifty hundredths of a percent (5.50%) of the Series L Stated Value, paid in New Israeli Shekels (“ILS”) as described below; provided however, if the Company fails to timely declare or fails to timely pay dividends on our Series L Preferred Stock, the annual dividend rate of our Series L Preferred Stock will temporarily increase by 1.0% per year, up to a maximum rate of 8.5% of the Series L Stated Value, until the Company has paid all accrued distributions on our Series L Preferred Stock for any past dividend periods (the “Series L Dividend”).

Series L Dividends accrue and are cumulative from the end of the most recent period for which such dividends have been paid. For a Series L Dividend to be timely, we must declare the amount of dividends to be paid on Series L Preferred Stock in U.S. dollars during the fourth quarter of the calendar year and no later than December 15. The payment date for such annual dividend is, at the discretion of the Company, on or between December 1 of the year for which such dividend is declared and January 31 of the year following the year for which such dividend is declared. Series L Dividends are paid to holders in ILS at the weighted average of the U.S. dollar/ILS exchange rates of all transactions completed by the banks through which the Company converts the payment on the third trading day of the TASE preceding the payment date.

Prior to declaring or paying any Series L Dividend, we must first declare and pay the “Initial Dividend,” which for a given fiscal year is a minimum annual dividend on our Common Stock that is announced by us at the end of the prior fiscal year. The Initial Dividend will be $0 for any year in which (i) our Board of Directors does not authorize or we do not announce the Initial Dividend, (ii) any Series L Dividend is in arrears and such amount was not declared as of the last day of the preceding year or (iii) the debt of the Company dividend by the total assets of the Company, calculated as set forth in the articles supplementary to our charter defining the terms of the Series L Preferred Stock, exceeded 60% as of November 30 of the prior year. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we will not announce an Initial Dividend for any given year that, based on the information reasonably available to us at the time of announcement, we believe will cause us to be unable to make a future dividend on our Series L Preferred Stock or on any other outstanding share of preferred stock.

Unless full cumulative dividends on the Series L Preferred Stock for all past annual periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series L Preferred Stock as to the distribution rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock other than in amounts up to but not exceeding the Initial Dividend, if any, or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to our Series L Preferred Stock as to distribution rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights.

However, to the extent necessary to preserve our status as a REIT, the foregoing sentence will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below).

Minimum Fixed Charge Coverage Ratio. Prior to November 21, 2022, we are not permitted to issue any preferred stock ranking senior to or on parity with the Series L Preferred Stock with respect to the payment of dividends, other distributions, liquidation or our dissolution or winding up unless the Minimum Fixed Charge Coverage Ratio (as defined in our charter) is equal to or greater than 1.25:1.00 as of the last day of the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance.

Redemption at the Option of a Holder. From and after November 21, 2022, each holder of shares of Series L Preferred Stock may require us to redeem such shares at a redemption price equal to 100% of the Series L Stated Value plus, provided the Series L Conditions (as defined in “-Payment of the Redemption Price” below) are met, all accrued and unpaid Series L Dividends. Notwithstanding the foregoing, a holder of shares of our Series L Preferred Stock may require us to redeem such shares at any time prior to November 21, 2022 if (i) we do not declare and pay in full the Series L Dividend for any annual period prior to such date and (ii) we do not declare and pay all accrued and unpaid Series L Dividends for all past dividend periods prior to the applicable holder redemption date.

Optional Redemption by the Company. From and after November 21, 2022, subject to certain conditions, we may redeem shares of Series L Preferred Stock at a redemption price equal to 100% of the Series L Stated Value, plus any accrued and unpaid Series L Dividends.

No shares of Series L Preferred Stock may be redeemed at the option of the Company if (i) full cumulative Series L Dividends on all outstanding shares of Series L Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, (ii) the Company has not declared the entire Initial Dividend with respect to the Common Stock for such fiscal year, (iii) full cumulative Series A Dividends on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods or (iv) the Company has not paid in such fiscal year dividends on the Common Stock equal to the product of (A) the Initial Dividend multiplied by (B) a fraction, the numerator of which is the number of quarters that have passed since the beginning of the fiscal year (including the current quarter) and the denominator of which is four (the conditions in (ii), (iii) and (iv), collectively, the “Series L Conditions”).

If full cumulative Series L Dividends on all outstanding shares of Series L Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series L Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series L Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series L Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price (i) in cash in ILS, (ii) in shares of our Common Stock based on the lower of (i) the net asset value of the Company per share of Common Stock as most recently published by the Company as of the redemption date and (ii) the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the articles supplementary to our charter defining the terms of the Series L Preferred Stock or (iii) in any combination of cash in ILS and Common Stock, based on the foregoing conversion mechanisms.

If the Company elects to pay all or a portion of the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series L Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series L Preferred Stock. Rather, we will round down to the nearest whole number the aggregate number of shares of Common Stock to be issued to a particular holder upon redemption in a given quarter and will pay cash, in equal value in ILS as determined in accordance with the articles supplementary to our charter defining the terms of the Series L Preferred Stock, in lieu of the fractional shares.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, after payment or provision for our debts and other liabilities, our funds legally available for distribution to our stockholders will be distributed as follows:

•
first, pro rata to (i) holders of our Series L Preferred Stock, in an amount per share equal to the Series L Stated Value, (ii) holders of our Series A Preferred Stock, in an amount per share equal to the Series A Stated Value plus an amount equal to all accrued and unpaid Series A Dividends (whether or not declared), (iii) holders of our Series D Preferred Stock, in an amount per share equal to the Series D Stated Value plus an amount equal to all accrued and unpaid Series D Dividends (whether or not declared) and (iv) holders of any other class or series of capital stock ranking on parity with our Series L Preferred Stock, Series A Preferred Stock and Series D Preferred Stock with respect to rights upon our redemption, liquidation, winding-up or dissolution, to the extent provided by the terms of such class or series of capital stock;

•	second, to holders of our Common Stock in an amount equal to the amount of any unpaid Initial Dividend;

•	third, to holders of our Series L Preferred Stock in an amount equal to any accrued and unpaid Series L Dividend; and

•	fourth, to holders of our Common Stock and any other class or series of capital stock ranking junior to our Series L Preferred Stock.

Any liquidation preference on our Series L Preferred Stock will be paid by the Company in ILS based on the weighted average of the U.S. dollar/ILS exchange rates of all transactions completed by the banks through which the Company converts the payment from U.S. dollars on the trading day of the TASE preceding the payment date.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series L Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series L Preferred Stock with respect to the liquidation, dissolution or winding-up of the Company (“Series L Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series L Preferred Stock and any such Series L Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series L Preferred Stock and any such Series L Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series L Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series L Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series L Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series L Preferred Stock.

Exchange Listing. Our Series L Preferred Stock is listed on Nasdaq and on the TASE, in each case under the ticker symbol “CMCTP.”

Transfer Agent and Registrar. The transfer agent and registrar for the Series L Preferred Stock is Computershare Trust Company, N.A.

Series A Warrants

Warrant Agreement. In connection with the initial public offering of our Series A Preferred Stock, we issued warrants to purchase 0.25 shares of Common Stock each (the “Series A Warrants”). The Series A Warrants are governed by a warrant agreement, which may be amended from time to time in accordance with its terms (the “Warrant Agreement”). The Series A Warrants are either in certificated form or in “book-entry” form and, in each case, are evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners are governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC.

Exercisability. Holders of our Series A Warrants may exercise their Series A Warrants at any time beginning on the first anniversary of their date of issuance until 5:00 p.m., New York time, on the date that is the fifth anniversary of such date of issuance (the “Warrant Expiration Time”). Each Series A Warrant was originally exercisable for 0.25 shares of Common Stock, subject to adjustment as described in “-Adjustments to Exercisability” below. The Series A Warrants are exercisable at the option of each holder, in whole but not in part, for no less than an aggregate of 50 shares of Common Stock (it being understood that in the case of a “cashless exercise,” the number of shares of Common Stock to be received by a holder of a Series A Warrant will be reduced to pay for the exercise price as provided in the Warrant Agreement), unless such holder does not at the time of exercise own a sufficient number of Series A Warrants to meet such minimum amount. The Series A Warrants may be exercised by delivering to the warrant agent, prior to their applicable Warrant Expiration Time, a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below).

A holder of Series A Warrants does not have the right to exercise any portion of a Series A Warrant to the extent that, after giving effect to the issuance of shares of our Common Stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own shares of Common Stock (i) in excess of 6.25% in value or number of shares, whichever is more restrictive, of the shares of Common Stock outstanding or (ii) that would otherwise result in the violation of any of the restrictions on ownership transfer of our stock contained in our charter, in each case, immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series A Warrant, as discussed in “Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below.

Cashless Exercise. If, on the date of any exercise of any Series A Warrant, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Series A Warrant is not effective and an exemption from registration is not available for the resale of such shares issuable upon exercise of the Series A Warrant, the holder may only satisfy its obligation to pay the exercise price upon the exercise of its Series A Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Series A Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise. The shares of Common Stock cancelled in a cashless exercise will be valued at the closing price of the Common Stock on the trading day immediately preceding the date as of which such value is being determined.

Outstanding Warrants After Expiration. Any Series A Warrant that is outstanding after its applicable Warrant Expiration Time shall be automatically terminated.

Exercise Price. The exercise price of the Common Stock purchasable upon exercise of the Series A Warrants equals an amount equal to a 15% premium to the Applicable NAV, subject to adjustment as described in “-Adjustments to Exercisability” below. The “Applicable NAV” is the fair market net asset value per share of Common Stock, calculated in the sole discretion of the Company, as most recently published by the Company at the time of the issuance of the applicable Series A Warrant. The Company will determine the Applicable NAV on an annual basis or more frequently if, in the Company’s discretion, significant developments warrant.

Adjustments to Exercisability. The exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the Company: (i) we declare a dividend or make a distribution on outstanding shares of Common Stock in shares of Common Stock; (ii) we subdivide or reclassify our outstanding shares of Common Stock into a greater number of shares of Common Stock; (iii) we combine or reclassify our outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) we enter into any transaction whereby the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization. Additionally, the Company may, as it deems appropriate to account for the effect of the payment of a special cash dividend by the Company, adjust the exercise price of outstanding and unexpired Series A Warrants and/or adjust the number of shares of Common Stock for which Series A Warrants may be exercised. The decision of what constitutes a special cash dividend and whether to make any adjustment in connection therewith, the methodology used to make any adjustment and the extent of any adjustment will be determined by the Company in its sole discretion.

Transferability. Subject to applicable law, the Series A Warrants may be transferred at the option of the holder upon surrender of the Series A Warrants with the appropriate instruments of transfer.

Exchange Listing. The Series A Warrants are not listed on Nasdaq, any other national securities exchange or other nationally recognized trading system or the TASE.

Rights as Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series A Warrants will not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series A Warrants.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Series A Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round down the number of shares of Common Stock to be issued to the nearest whole number.

Certain Provisions of the MGCL and Our Charter and Bylaws

Classification or Reclassification of Capital Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of Common Stock, or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our Common Stock, our Series A Preferred Stock, or our Series L Preferred Stock, and authorizes us to issue the newly-classified shares, subject to the limitations contained in the terms of our Series L Preferred Stock described above. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the express terms of any other class or series of our stock then outstanding, the preferences, conversion or other rights, voting powers, restrictions (including restrictions as to transferability), limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Therefore, our Board of Directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our Board of Directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. Pursuant to our charter, our Board of Directors has the power to increase or decrease the percentage of stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our stock is in excess of such decreased stock ownership limit until that person’s percentage ownership of our stock equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our stock falls below such decreased stock ownership limit, any further acquisition of stock will be in violation of the decreased stock ownership limit.

Our charter further prohibits (i) any person from beneficially or constructively owning our stock that (A) would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), (B) would cause us to constructively own 10% or more of the ownership interests in a tenant of our real property within the meaning of Section 856(d)(2)(B) of the Code or (C) would otherwise cause us to fail to qualify as a REIT, or (ii) any person from transferring our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on ownership and transfer, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), is required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

Our Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a person from each of the foregoing restrictions except those listed under (i)(A), (i)(C) and (ii) in the preceding paragraph. The person seeking an exemption must provide such representations, covenants and undertakings as our Board of Directors may deem appropriate to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our Board of Directors has waived the 6.25% ownership limits and the restrictions listed under (i)(B) in the preceding paragraph for CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC, the California Public Employees’ Retirement System and persons owning a direct or indirect interest in CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC or the California Public Employees’ Retirement System, and created and excepted holder limit that allows the California Public Employees’ Retirement System to hold up to 23.756% of our outstanding Common Stock.

Any attempted transfer of shares of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such stock. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership and transfer contained in our charter, our charter provides that the purported transfer will be treated as invalid from the outset. Shares of stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of our stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares, or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owned by the proposed transferee to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of the outstanding shares of our stock, including our Common Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each beneficial or constructive owner and each person who is holding shares of our stock for such owner will, upon demand, be required to provide to us such information as we may request to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or might otherwise be in the best interests of our stockholders.

Our Board of Directors

Our charter and bylaws provide that the number of directors may be established, increased or decreased by a majority of our entire Board of Directors, but may not be fewer than the minimum number required by the MGCL (which currently is one) or, unless our bylaws are amended, more than 25. Any vacancy on our Board of Directors, whether resulting from an increase in the number of directors or otherwise, may only be filled by the affirmative vote of a majority of the remaining directors, even if such a majority constitutes less than a quorum. Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by the holders of our Common Stock to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed with or without cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. Each indemnification agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

We have elected to opt out of these provisions of the MGCL by resolution of our Board of Directors. However, our Board of Directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding any of the following persons entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares previously acquired, directly or indirectly, by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an acquiring person statement (as described in the MGCL)), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.

We have elected to opt out of these provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board consisting of three classes;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority stockholder vote requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our Board of Directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have not elected to classify our Board of Directors.

Dissolution, Amendment to the Charter and Other Extraordinary Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or convert into another entity unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, the indemnification of our officers and directors, restrictions on ownership and transfer of our stock or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Meetings of Stockholders

Under our bylaws, annual meetings of holders of our Common Stock must be held each year at a date, time and place determined by our Board of Directors. Special meetings of holders of our Common Stock may be called by the chairman of our Board of Directors, our chief executive officer, our president and our Board of Directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors, or (iii) by a holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of our annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our Board of Directors may be made only (A) by or at the direction of our Board of Directors, or (B) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.